Exhibit 99.1

News From
ESCO Technologies


For more information contact:                             For media inquiries:
Patricia K. Moore                                              David P. Garino
Director, Investor Relations                                    (314) 982-0551
ESCO Technologies Inc.
(314) 213-7277




                    ESCO ANNOUNCES SECOND QUARTER RESULTS

     St. Louis, MO, May 11, 2004 - ESCO Technologies Inc. (NYSE: ESE) today announced its results for the fiscal 2004 second quarter ended March 31, 2004.

     These results reflect the following items which were announced in previous releases in fiscal 2003: severance and move charges related to the exit and relocation of Filtertek's Puerto Rican manufacturing facility; the divestiture of the Microfiltration and Separations businesses (MicroSep) which is accounted for as "discontinued operations;" and the fiscal 2003 costs associated with the Management Transition Agreement (MTA) and the Whatman Manufacturing and Supply Agreement (MSA).

     The reconciliation of GAAP reported earnings to "Operational" earnings is included in the Exhibits attached to this release. The Company believes that the presentation of "Operational" earnings provides additional insight into the Company's performance.

     The Company uses the following definitions in describing its results of operations for the periods noted:

   o "GAAP": Represents the results of operations required by accounting principles generally accepted in the United States of America. The GAAP reported results present the MicroSep businesses as "discontinued operations."
   o "Adjustments": Represents the Filtertek severance and exit costs incurred in first half of fiscal 2004, the MTA costs incurred during the first half of fiscal 2003, and the MSA charge recorded in the second quarter of fiscal 2003.
   o "Operational": Represents the financial results from continuing operations, excluding the MicroSep businesses and excluding the "Adjustments" as defined above. The "Adjustments" are considered ordinary operating expenses under GAAP.

Results of Operations (in millions, except EPS)
---------------------------------------------------
         Sales and net earnings for the fiscal 2004 and 2003 second quarter and six month year-to-date periods ended March 31 are noted below:


    2nd Qtr. - FY 2004            Sales           Net Earnings      Diluted EPS
   -------------------            -----           ------------      -----------

GAAP                              $102.2M          $5.4M             $0.40
Operational                       $102.2M          $8.1M             $0.60

   2nd Qtr. - FY 2003              Sales          Net Earnings      Diluted EPS
   ------------------              -----          ------------      -----------

GAAP                               $102.0M        $5.6M             $0.43
Operational                        $102.0M        $8.5M             $0.65

   6 Months YTD. - FY 2004        Sales           Net Earnings      Diluted EPS
   -----------------------        -----           ------------      -----------

GAAP                              $198.6M         $11.5M            $0.87
Operational                       $198.6M         $15.2M            $1.14

   6 Months YTD - FY 2003         Sales            Net Earnings      Diluted EPS
   ----------------------         -----            ------------      -----------

GAAP                              $200.3M          $12.2M            $0.93
Operational                       $200.3M          $17.4M            $1.33

Sales
-----

     Fiscal 2004 second quarter consolidated sales of $102.2 million were consistent with fiscal 2003 second quarter sales. Year-to-date sales in fiscal 2004 decreased slightly versus the similar period in fiscal 2003.

     On a segment basis for the fiscal 2004 second quarter, Communications sales decreased 20 percent, Filtration sales increased 6 percent and Test sales increased 22 percent, as compared to the prior year second quarter. Year-to-date, fiscal 2004 Communications sales decreased 20 percent, Filtration sales increased 4 percent and Test sales increased 25 percent as compared to the first six months of fiscal 2003.

     Communications segment sales decreased in both the quarter and year-to-date periods as a result of lower shipments of Automatic Meter Reading (AMR) equipment to PPL Electric Utilities Corporation (PPL) and lower shipments of Comtrak's SecurVision(R) video security products. Sales to PPL were $15.2 million and $37.8 million in the fiscal 2003 second quarter and six months, respectively, compared to $7.4 million and $19.9 million in the current year second quarter and six months, respectively. The balance of the PPL contract is expected to be complete during fiscal 2004. The decrease in sales to PPL was partially offset by significantly higher AMR product sales to the electric utility cooperative (COOP) market and other customers. Sales to COOP and other customers increased 21 percent during the first six months of fiscal 2004 to $41.0 million, from $33.7 million in the comparable period of fiscal 2003.

     Filtration segment sales increased in the second quarter and year-to-date periods primarily as a result of higher defense aerospace shipments at VACCO and PTI, and as a result of favorable foreign currency exchange rates at Filtertek's European operations.

     The Test segment sales increased significantly in the current quarter and year-to-date periods as a result of additional test chamber installations in Europe and increased volume from the Company's Asian operations. Year-to-date sales increased $10.8 million of which $1.7 million related to the acoustics business being included for six months in the current year and only three months in the prior year.

Earnings Before Interest and Taxes (EBIT)
-----------------------------------------

     EBIT from continuing operations for the periods ended March 31, 2004 and 2003 were negatively affected by the impact of the Puerto Rican facility exit and move costs (fiscal 2004), and the MTA and MSA (fiscal 2003). The pretax charges in continuing operations in fiscal 2004 were $0.6 million for the second quarter and $1.3 million year-to-date related to Puerto Rico. In fiscal 2003, the charges in continuing operations include $2.2 million and $2.9 million for the MTA and MSA for the second quarter and year-to-date periods, respectively. These items are identified within "Earnings before income taxes" in the Exhibits attached to this release.

     On a segment basis, the following items impacted EBIT from continuing operations as a percent of sales ("EBIT margin") during fiscal 2004. In the Communications segment, EBIT margin is lower than prior year due to additional sales, marketing, and engineering costs incurred at DCSI to further penetrate the Investor Owned Utility (IOU) market. These additional costs were incurred against a lower sales base recorded in the period.

     In the Filtration segment, EBIT margin improved in the second quarter of fiscal 2004 primarily due to higher defense sales at VACCO. Year-to-date, EBIT margin was lower than prior year due to the impact of the exit and move costs incurred and the inefficiencies being absorbed at Filtertek as a result of operating in both the Puerto Rico and Juarez facilities. The move out of Puerto Rico was completed in mid-March 2004, and Management expects the facility to be sold within the next 12 months. Filtration EBIT was also negatively impacted by the lower sales of commercial aerospace products.

     In the Test segment, EBIT margin improved in the current fiscal year periods as a result of the significantly higher sales volume recognized in fiscal 2004.

New Orders and Cash Flow
------------------------

     New orders received during fiscal 2004 were $96.8 million and $195.1 million for the second quarter and six-month period, resulting in a backlog at March 31, 2004 of $259.5 million. New orders received during the first six months of fiscal 2004 in Filtration, Communications and Test were $86.3 million, $57.5 million, and $51.3 million, respectively. During the second quarter, the Communications segment recorded $30.5 million of new orders related to AMR products, primarily for the COOP market.

     During the first six months of fiscal 2004, the Company generated $19.5 million of free cash flow from continuing operations. Discontinued operations used $3.6 million of free cash flow. Free cash flow from continuing operations is defined as "Net Cash Provided by Operating Activities - Continuing Operations" less "Capital Expenditures - Continuing Operations." For a reconciliation of free cash flow, see the Exhibits attached to this release.

Subsequent Events
-----------------

     On April 2, 2004, the Company sold two of its three MicroSep businesses for $18 million in cash. PTI Advanced Filtration Inc. (Oxnard, CA) and PTI Technologies Limited (Sheffield, England) were sold to domnick hunter group plc (London: DKH). Management expects to complete the sale of the remaining MicroSep business, PTI S.p.A. (Milan, Italy) before the end of fiscal 2004.

Chairman's Commentary
---------------------

     Vic Richey, Chairman and Chief Executive Officer, commented, "While our orders and revenues for the second quarter were generally in line with our expectations, our second quarter earnings were stronger than we anticipated at the start of the quarter. Our earnings improvement was, for the most part, a result of stronger margins in our Filtration and Test segments.

     "The increase to our full year earnings outlook which is covered in more detail in the Fiscal 2004 Business Outlook section of this release reflects our second quarter improvements and our continued expectation for a strong second half.

     "Addressing the second quarter results, in Filtration, our margin improvement was primarily a product of contributions from our aerospace and defense programs. Additionally, in March, we completed the closure of our plant in Puerto Rico. The improvements in our cost position resulting from the closure is significant in the context of our expectations for further performance improvements in the Filtration segment.

     "In the Test segment, revenues and margins improved significantly in the second quarter both on a year-over-year basis and sequentially. Our performance reflects both an improved operating environment and our ability to capitalize on this improvement by virtue of our prominence in these end markets.

     "In   Communications,   throughout  the  second  quarter  we  continued  to
demonstrate our strength in the COOP market and in April we expanded our presence in the IOU space with the booking of a $7.5M order from Bangor Hydro-Electric Company, an electric utility wholly-owned by Emera, Inc.
(EMA-TSX). Excluding PPL, our second quarter orders were 135 percent of our sales in Communications.

     "We also completed the sale of two of the three MicroSep businesses that were held for sale. We still expect to complete this initiative prior to the end of the fiscal year."

     "Mr. Richey concluded, "In the second quarter we continued to make progress both in our financial performance and with the key initiatives we have undertaken to further advance the business."

Fiscal 2004 Business Outlook
----------------------------

     Statements contained in the preceding and following paragraphs are based on
current   expectations.   Statements  that  are  not  strictly   historical  are
forward-looking, and actual results may differ materially.

     The fiscal 2004 Business Outlook described below does not include the impact of potential acquisitions.

     The fiscal 2004 Revenue and EBIT guidance provided by Management in the Company's November 20, 2003 press release remains unchanged for the Filtration and Communications segments. Management now expects year-over-year revenue growth in the Test segment in the range of 20 percent to 25 percent, versus the previous revenue growth expectation of 15 percent to 20 percent. EBIT margins in the Test segment should remain in the 9 percent to 11 percent range.

Earnings Per Share (GAAP and Operational)
-----------------------------------------

     Management estimates fiscal 2004 GAAP earnings per share (EPS) from continuing operations to be in the range of $2.42 to $2.52 per share. The impact of the pretax charges related to the exit of the Puerto Rico facility was recognized in the first half of fiscal 2004. GAAP EPS from continuing operations for the second half of fiscal 2004 is expected to be in the range of $1.36 to $1.46 per share.

     Management estimates EPS on an Operational basis will be in the range of $2.50 to $2.60 per share for fiscal year 2004, excluding any contributions from new acquisitions or new IOU contracts. Operational EPS for the second half of fiscal 2004 is expected to be in the range of $1.36 to $1.46 per share.

Conference Call
---------------

     The Company will host a conference call today, May 11, 2004, at 9:30 a.m., Central Daylight Time (CDT), to discuss the Company's second quarter operating results. A live audio web cast will be available on the Company's web site at www.escotechnologies.com. Please access the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

     A replay of the conference call will be available today from 12:00 p.m., CDT, until 11:59 p.m., CDT on May 18, 2004. To access the replay, dial 1-888-203-1112 and enter the pass code 658840. In addition, a replay will be available for seven days on the Company's web site noted above.

Forward-Looking Statements
--------------------------

     Statements in this press release regarding the results and timing of planned divestitures, the results of recent facility closures, real estate sales, the associated costs and resulting savings to be achieved, future fiscal 2004 revenues, EBIT, EPS, and earnings, the level of IOU activity, and other written or oral statements which are not strictly historical are "forward-looking" statements within the meaning of the safe harbor provisions of the federal securities laws. Investors are cautioned that such statements are only predictions, and speak only as of the date of this release. The Company's actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Company's operations and business environment including, but not limited to: the timing and terms of the PTI S.p.A. divestiture; weakening of economic conditions in served markets; changes in customer demands or customer insolvencies; competition; intellectual property rights; the performance of discontinued operations prior to completion of the PTI S.p.A. divestiture; successful execution of planned facility sales with regard to the Company's Puerto Rico facility; delivery delays or defaults by customers; termination for convenience of customer contracts; timing and magnitude of future contract awards; performance issues with key suppliers and subcontractors; collective bargaining and labor disputes; changes in laws and regulations including changes in accounting standards and taxation requirements; changes in foreign or U.S. business conditions affecting the distribution of foreign earnings; costs relating to environmental matters; litigation uncertainty; and the Company's successful execution of internal operating plans.

     ESCO, headquartered in St. Louis, is a leading supplier of engineered filtration products to the process, health care and transportation markets worldwide. In addition, the Company markets proprietary, special purpose communications systems and is the industry leader in RF shielding and EMC test products.

                               (Tables Attached)

Add XXX

                     ESCO Technologies Inc. and Subsidiaries
           Condensed Consolidated Statements of Operations (Unaudited)
                (Dollars in thousands, except per share amounts)

                                   Three Months Ended March 31, 2004
                                                             (1)
                                     GAAP       Adj.    "Operational"
                                   --------  -------     ------------

Net Sales                          $102,171                102,171
Cost and Expenses:
  Cost of sales                      70,781                 70,781
  SG&A                               19,111     (176) (2)   18,935
  Interest income                      (483)                  (483)
  Other expenses, net                   513     (468) (3)       45
                                   --------   -------      -------
     Total costs and expenses        89,922     (644)       89,278
                                   --------   -------      -------
Earnings before income taxes         12,249      644        12,893
Income taxes                          4,684      155  (4)    4,839
                                   --------   ------       -------

    Net earnings from
      continuing operations           7,565      489         8,054

Loss from discontinued
 operations, net of tax              (2,200)   2,200  (5)        -

Loss on sale of discontinued
 operations, net of tax                   -       -              -
                                   --------   ------       -------

    Net loss from discontinued
      operations                     (2,200)   2,200             -
                                      -----    -----       -------

  Net earnings                     $  5,365    2,689         8,054
                                   ========   ======       =======

Earnings (loss) per share:
    Basic
      Net earnings from
        continuing operations      $   0.59                   0.63
      Net loss from
        discontinued operations       (0.17)                  0.00
                                    -------                -------
      Net earnings                 $   0.42                   0.63
                                   ========                =======
    Diluted
      Net earnings from
        continuing operations      $   0.57                   0.60
      Net loss from
        discontinued operations       (0.17)                  0.00
                                   ---------               -------
      Net earnings                 $   0.40                   0.60
                                   ========                =======

Average common shares O/S:
    Basic                            12,874                 12,874
                                   ========                =======
    Diluted                          13,325                 13,325
                                   ========                =======

(1) Represents results on an adjusted basis, after removing the items described below in (2)-(4).
(2) Represents severance charges related to the exit of the Puerto Rico facility.
(3) Represents shutdown costs related to the exit of the Puerto Rico facility.
(4) Represents the tax impact of items described above in (2)-(3).
(5) Relates to the MicroSep businesses, which are classified as "discontinued operations."


                                    - more -

Add XXX
                     ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
           Condensed Consolidated Statements of Operations (Unaudited)
                (Dollars in thousands, except per share amounts)

                                             Three Months Ended
                                                March 31, 2003
                                                             (1)
                                     GAAP        Adj     "Operational"
                                     ----        ---     -------------

 Net Sales                         $101,996                 101,996
 Cost and Expenses:
   Cost of sales                     69,640                  69,640
   SG&A                              18,327     (705)(2)     17,622
   Interest income                     (158)                   (158)
   Other expenses, net                2,300   (1,489)(3)        811
                                    --------  -------       -------
     Total costs and expenses        90,109   (2,194)        87,915
                                    --------  -------       -------

 Earnings before income taxes        11,887    2,194         14,081
 Income taxes                         4,549    1,070 (4)      5,619
                                    --------  -------       -------
     Net earnings from continuing
       operations                     7,338    1,124          8,462

 Loss from discontinued operations,
   net of tax                        (1,707)   1,707 (5)          -

 Gain (loss) on sale of
   discontinued operations,
   net of tax                             -       -               -
                                      -----    -----         ------
     Net loss from discontinued
       operations                    (1,707)   1,707              -
                                      -----    -----        -------
     Net earnings                  $  5,631    2,831          8,462
                                    --------  -------       -------

 Earnings (loss) per  share:
     Basic
       Net earnings from
         continuing operations     $   0.58                    0.67
       Net loss from
         discontinued operations      (0.13)                   0.00
                                    --------                -------
       Net earnings                $   0.45                    0.67
                                    ========                =======
     Diluted
       Net earnings from
         continuing operations     $   0.56                    0.65
       Net loss from
         discontinued operations      (0.13)                   0.00
                                    ========                =======
       Net earnings                $   0.43                    0.65
                                    ========                =======

 Average common shares O/S:
     Basic                           12,627                  12,627
                                    ========                =======
     Diluted                         13,072                  13,072
                                    ========                =======

 (1) Represents results on an adjusted basis, after removing the items described below in (2)-(4).
 (2) Represents the costs and tax impact related to the MTA between the Company and its former Chairman.
 (3) Represents the charge resulting from an equipment lease termination related to the Whatman Hemasure MSA dispute.
 (4) Represents the tax impact of the items described above in (2) - (3)
 (5) Relates to the MicroSep businesses which are classified as "discontinued operations."
                                        - more -

Add XXX
                     ESCO Technologies Inc. and Subsidiaries
           Condensed Consolidated Statements of Operations (Unaudited)
                (Dollars in thousands, except per share amounts)

                                    Six Months Ended March 31, 2004
                                    -------------------------------
                                                              (1)
                                     GAAP          Adj.  "Operational"
                                   --------     -------   ------------

Net Sales                          $198,567                 198,567
Cost and Expenses:
  Cost of sales                     137,051                 137,051
  SG&A                               37,880       (470) (2)  37,410
  Interest income                      (519)                   (519)
  Other expenses, net                 1,127       (860) (3)     267
                                   --------     ------      -------
     Total costs and expenses       175,539     (1,330)     174,209
                                   --------     ------      -------

Earnings before income taxes         23,028      1,330       24,358
Income taxes                          8,875        305  (4)   9,180
                                   --------     ------      -------

    Net earnings from
      continuing operations          14,153      1,025       15,178

Loss from discontinued operations,
  net of tax                         (2,637)     2,637  (5)       -

Loss on sale of discontinued
  operations, net of tax                  -          -            -
                                   --------     ------      -------

    Net loss from discontinued
      operations                     (2,637)     2,637            -
                                     ------      -----      -------

  Net earnings                     $ 11,516      3,662       15,178
                                   ========     ======      =======

Earnings (loss) per share:
    Basic
      Net earnings from
        continuing operations      $   1.10                    1.18
      Net loss from
        discontinued operations       (0.20)                   0.00
                                   --------                 -------
      Net earnings                 $   0.90                    1.18
                                   ========                 =======
    Diluted
      Net earnings from
        continuing operations      $   1.06                    1.14
      Net loss from
        discontinued operations       (0.19)                   0.00
                                   --------                 -------
      Net earnings                 $   0.87                    1.14
                                   ========                 =======

Average common shares O/S:
    Basic                            12,857                  12,857
                                   ========                 =======
    Diluted                          13,305                  13,305
                                   ========                 =======

(1) Represents results on an adjusted basis, after removing the items described below in (2)-(4).
(2) Represents severance charges related to the exit of the Puerto Rico facility.
(3) Represents shutdown costs related to the exit of the Puerto Rico facility.
(4) Represents the tax impact of the items described above in (2) - (3).
(5) Relates to the MicroSep businesses which are classified as "discontinued operations."
                                    - more -

  Add XXX
                     ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
           Condensed Consolidated Statements of Operations (Unaudited)
                (Dollars in thousands, except per share amounts)

                                              Six Months Ended
                                               March 31, 2003
                                      ---------------------------------

                                                               (1)
                                      GAAP       Adj.     "Operational"
                                      ----       ----     -------------

  Net Sales                        $ 200,285                  200,285
  Cost and Expenses:
    Cost of sales                    136,197                  136,197
    SG&A                              36,391   (1,411)(2)      34,980
    Interest income                     (269)                    (269)
    Other expenses, net                2,816   (1,489)(3)       1,327
                                     --------  -------          -----
      Total costs and expenses       175,135   (2,900)        172,235
                                     --------  -------        -------

  Earnings before income taxes        25,150    2,900          28,050
  Income taxes                         9,338    1,338(4)       10,676
                                       ------  ------        --------
      Net earnings from continuing
        operations                    15,812    1,562          17,374

  Loss from discontinued operations,
    net of tax                        (3,629)   3,629(5)            -
                                       -----    -----          ------
  Gain (loss) on sale of
    discontinued operations,
    net of tax                             -       -                -
                                      -------  ------         -------
      Net loss from
        discontinued operations       (3,629)   3,629               -
                                      ------    -----         -------
      Net earnings                  $ 12,183    5,191          17,374
                                     --------  -------        -------

  Earnings (loss) per share:
      Basic
        Net earnings from
          continuing operations     $   1.26                     1.38
        Net loss from
          discontinued operations      (0.29)                    0.00
                                     --------                 -------
        Net earnings                $   0.97                     1.38
                                     --------                 -------
      Diluted
        Net earnings from
          continuing operations     $   1.21                     1.33
        Net loss from
          discontinued operations      (0.28)                    0.00
                                     -------                  -------
        Net earnings                    0.93                     1.33
                                     ========                 =======

  Average common shares O/S:
      Basic                           12,590                   12,590
                                     ========                 =======
      Diluted                         13,056                   13,056
                                     ========                 =======

  (1) Represents results on an adjusted basis, after removing the items described below in (2)-(4).
  (2) Represents the costs and tax impact related to the MTA between the Company and its former Chairman.
  (3) Represents the charge resulting from an equipment lease termination related to the Whatman Hemasure MSA Dispute.
  (4) Represents the tax impact of items (2) and (3) described above.
  (5) Relates to the MicroSep businesses which are classified as "discontinued operations."
                                       - more -

Add XXX


                     ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
                     Condensed Business Segment Information
                                   (Unaudited)
                              (Dollars in millions)

                         Three Months Ended         Six Months Ended
                              March 31,                 March 31,
                              ---------                 ---------
                          2004         2003        2004        2003
                          ----         ----        ----        ----

Net Sales-GAAP

  Filtration             $ 42.2        39.9        82.1        79.0
  Communications           30.4        37.8        61.8        77.4
  Test                     29.6        24.3        54.7        43.9
                         ------       -----       -----       -----
    Totals               $102.2       102.0       198.6       200.3
                         ======       =====       =====       =====

EBIT-GAAP basis (1)
  Filtration             $  4.2 (2)     3.4  (3)    7.7 (2)     9.1  (3)
  Communications            7.2         9.8        14.6        20.1
  Test                      3.3         2.4         5.5         3.7
  Corporate                (2.9)       (3.9) (4)   (5.3)       (8.0) (5)
                         ------      ------       -----       -----
    Totals               $ 11.8        11.7        22.5        24.9
                         ======      ======       =====       =====

Note: Amounts presented above exclude the operations of the MicroSep businesses, which are classified as "discontinued operations." Depreciation and amortization expense for continuing operations was $3.1 million and $3.3 million for the fiscal quarters ended March 31, 2004 and 2003, respectively and $5.9 million and $5.8 million for the six-months periods ended March 31, 2004 and 2003, respectively.

(1) EBIT is defined as earnings from continuing operations before interest and taxes.
(2) The reconciliation to Operational Revenue/EBIT for the Filtration segment is below:
                                               Q2                  YTD
                                 Q2 FY 04     FY 04     YTD 04     FY 04
                                 Net Sales    EBIT    Net Sales    EBIT
                                 ---------    ----    ---------    ----
    Filtration Segment - GAAP      $42.2      $4.2      $82.1      $7.7
    Add: Puerto Rico facility
      exit costs                      --       0.6         --       1.3
                                   -----      ----      -----      ----
    Filtration Segment -
      "Operational"                $42.2      $4.8      $82.1      $9.0
                                   =====      ====      =====      ====

(3) Includes a $1.5 million charge resulting from an equipment lease termination related to the Whatman Hemasure MSA dispute.
(4) Includes $0.7 million of costs related to the MTA between the Company and its former Chairman.
(5) Includes $1.4 million of costs related to the MTA between the Company and its former Chairman.


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                     ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
                  Reconciliation of Non-GAAP Financial Measures
                                   (unaudited)
                              (Dollars in millions)

EBIT (1) - As Reported
----------------------

                             Three Months Ended      Six Months Ended
                                 March 31,               March 31,
                             --------------------    -------------
                              2004        2003        2004       2003
                             -----       -----       -----      -----

EBIT                         $11.8       $11.7       $22.5      $24.9
Interest income                0.5         0.1         0.5        0.3
Less: Income taxes             4.7         4.5         8.8        9.4
                             -----       -----       -----      -----
Net earnings from
  continuing operations      $ 7.6       $ 7.3       $14.2      $15.8
                             =====       =====       =====      =====

(1) EBIT is defined as earnings from continuing operations before interest and taxes. Excludes the operations of the MicroSep businesses, which are classified as "discontinued operations."


EPS FY 2004 Reconciliation
--------------------------

                                             Range
                           -------------------------------------------
                           1st Half
                           Actual          2nd Half           FY 2004
                           -------       -----------        ----------
GAAP outlook -
 Continuing Operations      $1.06        $1.36-1.46        $2.42-2.52
Add: Puerto Rico exit       $0.08                 -        $     0.08
                            -----        ----------        ----------
Operational outlook (2)     $1.14        $1.36-1.46        $2.50-2.60
                            =====        ==========        ==========


(2) Operational EPS is defined as earnings per share less the "adjustments" defined above.


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                     ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                             (Dollars in thousands)


                                      March 31,       September 30,
                                        2004              2003
                                   -------------      -------------

Assets
------
  Cash and cash equivalents          $ 40,672           $ 31,285
  Accounts receivable, net             66,314             69,379
  Costs and estimated earnings
    on long-term contracts              4,456              4,663
  Inventories                          51,080             48,432
  Current portion of deferred
    tax assets                         23,446             24,187
  Other current assets                  4,817              6,549
  Current assets from discontinued
    operations (1)                     23,405             21,640
                                     --------           --------
       Total current assets           214,190            206,135

Property, plant and equipment, net     71,413             71,169
Goodwill                               68,886             68,653
Deferred tax assets                    16,432             16,618
Other assets                           15,958             14,081
Other assets from discontinued
  operations (1)                       13,904             16,725
                                     --------           --------
                                     $400,783           $393,381
                                     ========           ========


Liabilities and Shareholders' Equity
------------------------------------
Short-term borrowings and current
  maturities of long-term debt       $    440           $ 10,143
Other current liabilities              65,309             66,097
Current liabilities from
  discontinued operations (1)          10,633              9,397
                                     --------           --------
 Total current liabilities             76,382             85,637
Deferred income                         2,966              3,194
Other liabilities                      20,439             20,556
Long-term debt                            513                490
Liabilities from discontinued
  operations (1)                        9,395              8,115
Shareholders' equity                  291,088            275,389
                                     --------           --------
                                     $400,783           $393,381
                                     ========           ========

(1) Relates to the MicroSep businesses which are classified as "discontinued operations."





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                     ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                             (Dollars in thousands)


                                                Six Months       Six Months
                                                   Ended           Ended
                                                March 31, 2004  March 31, 2003
                                                --------------  --------------


Cash flows from operating activities:
  Net earnings                                      $ 11,516       $12,183
  Adjustments to reconcile net earnings to net
   cash provided by operating activities:
    Loss from discontinued operations, net of tax      2,637         3,629
    Depreciation and amortization                      5,904         5,796
    Changes in operating working capital               2,309        (8,455)
    Effect of deferred taxes                             186         2,912
    Other                                              1,768         3,025
                                                    --------       -------
      Net cash provided by operating
        activities-continuing operations              24,320        19,090
      Net cash used by discontinued operations (1)    (2,246)       (3,315)
                                                    --------       -------
      Net cash provided by operating activities       22,074        15,775
                                                    --------       -------
Cash flows from investing activities:
  Acquisition of businesses-continuing operations          -        (4,000)
  Acquisition of businesses-discontinued operations        -        (1,364)
  Proceeds from note receivable                        2,120             -
  Capital expenditures-continuing operations          (4,803)       (4,121)
  Capital expenditures-discontinued operations        (1,379)       (1,897)
                                                    --------       -------
  Net cash used by investing activities               (4,062)      (11,382)
                                                    --------       -------
Cash flows from financing activities:
  Proceeds from long-term debt                           378             0
  Net decrease in short-term borrowings               (9,635)          (54)
  Principal payments on long-term debt-
    continuing operations                                (76)         (626)
  Other                                                  708         1,014
                                                    --------      --------
    Net cash used provided by financing activities    (8,625)          334
                                                     --------     --------
Net increase in cash and cash equivalents              9,387         4,727
Cash and cash equivalents, beginning of period        31,285        24,930
                                                    --------      --------
Cash and cash equivalents, end of period            $ 40,672        29,657
                                                    ========      ========

(1) Relates to the MicroSep businesses which are classified as "discontinued operations."

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                     ESCO Technologies Inc. and Subsidiaries
                  Free Cash Flow - YTD FY 2004 - March 31, 2004
                                  (Unaudited)
                             (Dollars in thousands)


                                    Continuing   Discontinued
                                    Operations    Operations    Total
                                    ----------    ----------    -----
Net cash provided by
 operating activities               $  24,320      (2,246)      22,074

Less: Capital Expenditures             (4,803)     (1,379)      (6,182)
                                    ---------      ------       ------

Free cash flow                      $  19,517      (3,625)      15,892
                                    =========      ======       ======












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                     ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
                          Other Selected Financial Data
                                   (Unaudited)
                             (Dollars in thousands)

Backlog And Entered
-------------------
Orders-Q2 FY 2004 (1)     Filtration    Comm.      Test       Total
---------------------     ----------    -----      ----       -----
  Beginning Backlog-
    12/31/03               $  93,016   125,563    46,311     264,890
  Entered Orders              39,588    30,920 *  26,267      96,775
  Sales                      (42,219)  (30,359)* (29,593)   (102,171)
                           ---------   -------   -------    --------
  Ending Backlog-
    3/31/04                $  90,385   126,124    42,985     259,494
                           =========   =======   =======    ========

Backlog And Entered
-------------------
Orders-YTD FY 2004 (1)     Filtration    Comm.      Test       Total
----------------------     ----------    -----      ----       -----
  Beginning Backlog-
    9/30/03                $  86,194   130,434    46,342     262,970
  Entered Orders              86,318    57,463 *  51,310     195,091
  Sales                      (82,127)  (61,773)* (54,667)   (198,567)
                           ---------   -------   -------    --------
  Ending Backlog-
    3/31/04                $  90,385   126,124    42,985     259,494
                           =========   =======   =======    ========

 (1) Excludes the MicroSep businesses for the period presented.


                                    Q2                  YTD
                                 FY 2004      Q2      FY 2004     YTD
                                 Entered    FY 2004   Entered   FY 2004
*Communications Recap:           Orders      Sales    Orders     Sales
----------------------          --------    -------   -------   -------

AMR Products (DCSI)             $30,488     29,927    56,578    60,888
SecurVision Video Security
 (Comtrak)                          432        432       885       885
                                -------    -------    ------    ------
  Total                          30,920     30,359    57,463    61,773
Orders/Sales to PPL                   -     (7,430)        -   (19,913)
                                -------     ------    ------   -------
  Excluding PPL                 $30,920     22,929    57,463    41,860
                                =======    =======    ======    ======



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